Exhibit 10.21

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of July                , 2018, by and between Berry Petroleum Corporation, a Delaware corporation (the “Company”), and each of the parties identified on Schedule I hereto (each a “Seller” and collectively, the “Sellers”).

Background

A.    Each Seller desires to sell to the Company, at the price and upon the terms and conditions set forth in this Agreement, the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company set forth opposite such Seller’s name on Schedule I hereto under the heading “Firm Purchased Interests” or “Option Purchased Interests” (each such share of Common Stock to be sold by such Seller, a “Purchased Interest” of such Seller), provided that in the event of an increase (such increase, an “Upsize”) or decrease (such decrease, a “Downsize”) in the number of shares of Common Stock to be sold in the Public Offering (as defined herein), which increase or decrease shall be in the sole discretion of a Pricing Committee of the board of directors of the Company (the “Pricing Committee”), the Purchased Interest of each Seller shall be adjusted as set forth in the footnotes to Schedule I; provided further that in no event shall the aggregate number of Purchased Interests to be sold by any Seller pursuant to this Agreement exceed the number of Purchased Interests set forth opposite such Seller’s name on Schedule I hereto under the heading “Maximum Purchased Interests”;

B.    The Company desires to purchase each Seller’s Purchased Interests at the price and upon the terms and conditions set forth in this Agreement (the “Purchases”);

C.    The Company is conducting a public offering (the “Public Offering”) of shares of its Common Stock (the “Underwritten Shares”) pursuant to an Underwriting Agreement, expected to be entered into on or about July 25, 2018 (the “Underwriting Agreement”);

D.    The Company intends to use a portion of the net proceeds received from the Public Offering to complete the Purchases.

E.    The board of directors of the Company has approved the transactions contemplated by this Agreement for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which approval is intended to exempt each disposition by each Seller of its respective Purchased Interests, to the extent that such Seller or any person affiliated with it may be deemed an officer or director of the Company, including a “director by deputization,” from Section 16(b) of the Exchange Act.

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.    Purchase.

(a)    Firm Closing

i.    At the Firm Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth in paragraphs 1(a)(ii) and 1(a)(iii) below, each Seller, severally and not jointly, hereby agrees to transfer, assign, sell, convey and deliver to the Company 100% of its right, title and interest in and to the number of Purchased Interests set forth opposite such Seller’s name on Schedule I hereto under the heading “Firm Purchased Interests” (each such share of Common Stock to be sold by such Seller, a “Firm Purchased Interest”) , and the Company hereby agrees to purchase such Purchased Interests, at a purchase price per Purchased Interest equal to the per share price at which the Company sells the Underwritten Shares to the underwriters in the Public Offering (the “Per Share Purchase Price”).

ii.    The obligations of the Company to purchase Purchased Interests from any Seller at the Firm Closing shall be subject to (x) the closing of the Public Offering, (y) the representations and warranties of such Seller hereunder being true and correct in all material respects as of the Closing and (z) such Seller having complied in all material respects with all of the covenants required to be performed by such Seller pursuant to this Agreement on or prior to the Firm Closing.

iii.    The closing of the sale of the Firm Purchased Interests (the “Firm Closing”) shall take place immediately following the initial closing of the Public Offering, at the offices of the Company, or at such other time and place as may be agreed upon by the Company and the Sellers.

iv.    At the Firm Closing, each Seller shall deliver to the Company, or as instructed by the Company, duly executed transfer powers relating to such Seller’s Firm Purchased Interests and the Company agrees to deliver to such Seller the Applicable Purchase Price by wire transfer of immediately available funds to the account(s) specified in writing by such Seller. “Applicable Purchase Price” means, with respect to any Seller, the product of the Per Share Purchase Price and the aggregate number of Purchased Interests being sold by such Seller at such closing pursuant to the terms of this Agreement.

(b)    Option Closing

i.    At each Option Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth in paragraphs 1(b)(ii) and 1(b)(iii) below, each Seller, severally and not jointly, hereby agrees to transfer, assign, sell, convey and deliver to the Company 100% of its right, title and interest in and to the number of Purchased Interests determined by multiplying (x) the number of Purchased Interests set forth opposite such Seller’s name on Schedule I hereto under the heading “Option Purchased Interests” (each such share of Common Stock to be sold by such Seller, an “Option Purchased Interest”) by (y) the quotient obtained by dividing (a) the total number of shares of Common Stock to be sold at such Greenshoe Closing (as defined herein) divided by (b) the total number of shares of Common Stock that may be sold pursuant to the exercise of the underwriters’ option to purchase additional shares of Common Stock pursuant to the Underwriting Agreement (the “Greenshoe”), and the Company hereby agrees to purchase such Purchased Interests at a purchase price per Purchased Interest equal to the Per Share Purchase Price.

ii.    The obligations of the Company to purchase Purchased Interests from any Seller at any Option Closing shall be subject to (x) the closing of the applicable Greenshoe Closing, (y) the representations and warranties of such Seller hereunder being true and correct in all material respects as of such Option Closing and (z) such Seller having complied in all material respects with all of the covenants required to be performed by such Seller pursuant to this Agreement on or prior to the Option Closing.

iii.    Each closing of the sale of Option Purchased Interests (each, an “Option Closing,” and each Firm Closing or Option Closing, a “Closing”) shall take place immediately following any additional closing of the sale of Common Stock pursuant to the Greenshoe (each, a “Greenshoe Closing”), which Greenshoe Closing may occur on, but not prior to, the same date and time as the initial closing of the Public Offering, at the offices of the Company, or at such other time and place as may be agreed upon by the Company and the Sellers.

iv.    At each Option Closing, each Seller shall deliver to the Company, or as instructed by the Company, duly executed transfer powers relating to the Option Purchased Interests to be sold by such Seller at such Option Closing, and the Company agrees to deliver to such Seller the Applicable Purchase Price by wire transfer of immediately available funds to the account(s) specified in writing by such Seller.

(c)    Neither the Company nor any of its affiliates intends to withhold any amounts payable pursuant to this Agreement pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Internal Revenue Service issues a Notice of Proposed Adjustment (or similar Notice) that the Company was required to withhold and remit tax under Section 1445 of the Code on the proceeds payable to a Seller pursuant to this Agreement, then at the Company’s request, such Seller shall use commercially reasonable efforts to provide within 30 days evidence (intended to be sufficient to satisfy the requirements of United States Treasury Regulations Section 1.1445-1(e)(3)) that such Seller has filed all federal income tax returns required to be filed by such Seller (and paid all federal income tax shown as due from such Seller on such returns) with respect to the Purchases from such Seller pursuant to this Agreement; provided, however, at the election of such Seller, such Seller may provide any such evidence directly to the Internal Revenue Service and not to the Company or any other third-party.

2.    Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants as of the date hereof to the Sellers that:

(a)    The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement, and except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect on (A) the business, operations, results of operations, properties, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (B) the ability of the Company to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

3.    Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers, severally and not jointly, represents and warrants to the Company as of the date hereof and covenants and agrees that:

(a)    Such Seller is duly organized and existing under the laws of its jurisdiction of organization.

(b)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement and for the sale and delivery of the Purchased Interests to be sold by such Seller hereunder, have been obtained (except for such consents, approvals, filings, authorizations and orders as may be required under the Securities Act of 1933, state securities or Blue Sky laws, the rules and regulations of FINRA or the rules and regulations of any exchange); and such Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Purchased Interests to be sold by such Seller hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of such Seller’s obligations hereunder.

(c)    This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d)    The sale of the Purchased Interests to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject as of the date hereof, (ii) and will not result in any violation of the provisions of any organizational or similar documents pursuant to which such Seller was formed (to the extent such Seller is not an individual) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller; except in the case of clause (i) or clause (ii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Seller’s obligations hereunder.

(e)    As of the date hereof and immediately prior to the delivery of its Purchased Interests to the Company at any Closing, such Seller holds good and valid title to the Purchased Interests to be sold at such Closing or a securities entitlement in respect thereof, and holds, and will hold until delivered to the Company, such Purchased Interests free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Purchased Interests (including by crediting to a securities account of the Company) and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), (A) under 8-501 of the UCC, the Company will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Purchased Interests purchased by the Company and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

(f)    Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Purchases. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Purchases, and has had full access to such other information concerning the Purchases as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Purchases. Such Seller is an informed and sophisticated party and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that such Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

4.    Termination. This Agreement shall automatically terminate and be of no further force and effect in the event that the Firm Closing has not occurred on or prior to August 15, 2018.

5.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

At the address listed for each Seller on Schedule I hereto

with a copy to (which shall not constitute notice):

Lowenstein Sandler LLP 1251 Avenue of the Americas
Suite 1700
New York, New York 10020
Attention: Robert G. Minion
Email: rminion@lowenstein.com

To the Company:

Berry Petroleum Corporation 5201 Truxtun Ave., Bakersfield, California 93309 Attention: Kendrick F. Royer Executive Vice President, General Counsel and Corporate Secretary
E-mail: kroyer@bry.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, TX 77002
Attention: Douglas E. McWilliams; Sarah K. Morgan
E-mail: dmcwilliams@velaw.com; smorgan@velaw.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.    Miscellaneous.

(a)    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)    Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)    Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)    Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f)    No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g)    Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in New York, New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the federal court of the Southern District of New York (provided, that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in New York, New York), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided, that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h)    Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(i)    Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j)    Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and each of the Sellers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k)    Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

Company:

Berry Petroleum Corporation

By:
Name:	Arthur T. Smith
Title:	President and Chief Executive Officer

[Signature Page to Purchase Agreement]

Sellers:

BSP Berry Credit Alpha 1 L.L.C.

By: Benefit Street Partners L.L.C., its Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

BSP Berry Credit Alpha 2 L.L.C.

By: Benefit Street Partners L.L.C., its Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

Providence Debt Fund III L.P.

By: Benefit Street Partners L.L.C., its Investment Advisor

By:
Name:	Nina Baryski
Title:	Authorized Signer

BSP Berry DF3 3 LLC

By: Providence Debt Fund III GP L.P., its Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

SEI Institutional Investments Trust – High Yield Bond Fund

By: Benefit Street Partners L.L.C., its Sub-Advisor

By:
Name:	Nina Baryski
Title:	Authorized Signer

[Signature Page to Purchase Agreement]

SEI Institutional Managed Trust – High Yield Bond Fund

By: Benefit Street Partners L.L.C., its Sub-Advisor

By:
Name:	Nina Baryski
Title:	Authorized Signer

SEI Global Master Fund plc – The SEI High Yield Fixed Income Fund

By: Benefit Street Partners L.L.C., its Portfolio Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

U.S. High Yield Bond Fund

By: Benefit Street Partners L.L.C., its Portfolio Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

BSP Berry Special Situations 3 LLC

By: Benefit Street Partners Special Situations Ultimate GP L.L.C., its Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

[Signature Page to Purchase Agreement]

BSP Berry SEI 2 LLC

By: Benefit Street Partners L.L.C., its Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

Blackrock Strategic Funds

By: Benefit Street Partners L.L.C., its Sub-Advisor

By:
Name:	Nina Baryski
Title:	Authorized Signer

BSP Berry PECM LLC

By: Benefit Street Partners SMA-LK GP L.P., its Manager

By:
Name:	Nina Baryski
Title:	Authorized Signer

[Signature Page to Purchase Agreement]

Schedule I

Seller	Address	Firm Purchased Interests[1]	Option Purchased Interests[2]	Maximum Purchased Interests
BSP Berry Credit Alpha 1 L.L.C.	9 West 57th Street, Suite 4920, New York, NY 10019	500,861	79,691	1,515,484
BSP Berry Credit Alpha 2 L.L.C.	9 West 57th Street, Suite 4920, New York, NY 10019	355,312	56,533	1,075,087
Providence Debt Fund III L.P.	9 West 57th Street, Suite 4920, New York, NY 10019	559,342	88,996	1,692,433
BSP Berry DF3 3 LLC	9 West 57th Street, Suite 4920, New York, NY 10019	297,870	47,393	901,283
SEI Institutional Investments Trust – High Yield Bond Fund	9 West 57th Street, Suite 4920, New York, NY 10019	77,819	12,382	235,461
SEI Institutional Managed Trust – High Yield Bond Fund	9 West 57th Street, Suite 4920, New York, NY 10019	57,888	9,210	175,156
SEI Global Master Fund plc – The SEI High Yield Fixed Income Fund	9 West 57th Street, Suite 4920, New York, NY 10019	29,382	4,675	88,904
U.S. High Yield Bond Fund	9 West 57th Street, Suite 4920, New York, NY 10019	13,526	2,152	40,926
BSP Berry Special Situations 3 LLC	9 West 57th Street, Suite 4920, New York, NY 10019	318,097	50,612	962,483
BSP Berry SEI 2 LLC	9 West 57th Street, Suite 4920, New York, NY 10019	218,786	34,810	661,992
Blackrock Strategic Funds	9 West 57th Street, Suite 4920, New York, NY 10019	28,423	4,522	86,002
BSP Berry PECM LLC	9 West 57th Street, Suite 4920, New York, NY 10019	1,087,007	172,951	3,289,017

Total		3,544,313	563,927	10,724,228

[1]	In the event of an Upsize or Downsize, each Seller’s Firm Purchased Interests shall be increased or decreased, as applicable, in the sole discretion of the Pricing Committee.
[2]	In the event of an Upsize or Downsize, each Seller’s Option Purchased Interests shall be increased or decreased, as applicable, in the sole discretion of the Pricing Committee.

[Schedule I to Purchase Agreement]